UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 9, 2004

MFIC Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Ossipee Road, P.O. Box 9101, Newton, Massachusetts 02464-9101
(Address of principal executive offices)

Registrant’s telephone number, including area code (617) 969-5452

Not applicable
(Former name or former address, if changed since last report)

Item 2:  Acquisition or Disposition of Assets.

On February 9, 2004, pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”) dated February 5, 2004 between MFIC Corporation (“MFIC”) and a wholly owned subsidiary of NuSil Corporation, a California corporation (“NuSil”), MFIC sold the assets and selected liabilities of its Morehouse-COWLES Division (the “Division”) to NuSil.  Other than NuSil’s prior purchases of products from the Division, there were no preexisting relationships between MFIC and NuSil.  A copy of the Asset Purchase Agreement (without exhibits) is attached hereto as Exhibit 2.  MFIC will provide any such exhibits to the Commission upon request.

The assets of the Division that were sold included accounts receivable, furniture, fixtures, and equipment, inventory and supplies, books and records, bids, contracts, prepaid expenses, leases, intellectual property, goodwill, domain names and claims, all as described in the Asset Purchase Agreement (collectively, the “Assets”).  In addition, certain rights and obligations arising after February 9, 2004 under the Division’s PacifiCare Group Health Insurance Policy were assigned.  The Division’s cash or cash equivalents on hand on February 9, 2004 were excluded from the assets being sold.  Under the Asset Purchase Agreement, the Division’s executory obligations under certain contracts and bids, and the Division’s accounts payable as of February 9, 2004 in the amount of $623,240, were assumed by NuSil.

The purchase price (other than the assumption of accounts payable described in the preceding paragraph) paid under the Asset Purchase Agreement was $918,238.  Of the purchase price, $768,238 (the “Closing Cash”) was paid in cash, $100,000 was paid in the form of a promissory note (the “Note”) and $50,000 (the “Holdback Payment”) was withheld for payment at a future date subject to any purchase price adjustments and offsets, as provided in the Asset Purchase Agreement.

The Closing Cash was paid directly to PNC Bank, National Association (“PNC”), to be applied to MFIC’s outstanding balance under MFIC’s Revolving Credit Loan with PNC (the “Revolving Credit Loan”).

The Note bears interest at 5 percent per annum, is secured by the Assets pursuant to a Security Agreement dated February 9, 2004 (the “Security Agreement”) between the parties and is subject to certain offsets as provided in the Asset Purchase Agreement.  Principal and interest on the Note are payable on February 9, 2005, unless there is a claim for an offset as allowed under the Asset Purchase Agreement, which claim might delay final payment of amounts due under the Note until final resolution of any such claim under the procedures outlined in the Asset Purchase Agreement.  The Note and the Security Agreement were assigned by MFIC to PNC, with all payments made to PNC under the Note to be applied toward MFIC’s outstanding balance under the Revolving Credit Loan.  If all amounts payable under the Note have not been paid by May 10, 2005, MFIC has agreed to pay PNC all such amounts outstanding; provided that with respect to any such amounts paid by MFIC, PNC shall assign to MFIC without recourse any rights it may have under the Note to seek collection of such amounts.

MFIC has also assigned to PNC its right to receive any Holdback Cash under the Asset Purchase Agreement, which will also be applied to MFIC’s outstanding balance under the Revolving Credit Loan.

Pursuant to the Asset Purchase Agreement, MFIC  entered into a Noncompetition and Nonsolicitation Agreement, dated February 9, 2004, which limits MFIC’s ability to compete with the business of the Division for a period of five years.

Item 7.  Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

Pro forma financial information required by this Item is attached as Exhibit 99.3.

(c)           Exhibits

The following exhibits are filed as part of this report and incorporated herein by reference:

1.             Exhibit 2:  Asset Purchase Agreement (without exhibits).

2.             Exhibit 99.1:  Press release dated February 6, 2004.

3.             Exhibit 99.2:  Press release dated February 13, 2004.

4.             Exhibit 99.3:   Pro Forma Financial Information.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MFIC Corporation
(Registrant)

Date:	February 13, 2004
		By:	/s/ Irwin J. Gruverman
Irwin J. Gruverman,
Chairman of the Board,
Chief Executive Officer and Clerk